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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               December 14, 1999
                     -------------------------------------
                Date of Report (date of earliest event reported)

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
                   -----------------------------------------
             (Exact name of registrant as specified in its charter)

                                   Washington
                   ----------------------------------------
                 (State or other jurisdiction of incorporation)


                0-26273                                  91-1350484
        ------------------------                      ----------------
        (Commission File Number)              (IRS Employer Identification No.)


                        Primus Knowledge Solutions, Inc.
                         1601 Fifth Avenue, Suite 1900
                           Seattle, Washington 98101
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    (Address including zip code of registrant's principal executive offices)

                                 (206) 292-1000
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              (Registrant's telephone number, including area code)
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Item 4.  Changes In Registrant's Certifying Accountants

     On December 14, 1999, the Audit Committee of the board of directors of Primus Knowledge Solutions, Inc. (the "Company", or "Primus") accepted the resignation of Ernst & Young LLP ("Ernst & Young") as its principal accountants.

     Primus recently completed an acquisition of Imparto Software Corporation, ("Imparto"), a California corporation. At the time of the acquisition Ernst & Young was not independent as to Imparto and as a result of the acquisition is no longer independent as to Primus under applicable accounting and auditing rules and has resigned.

     Ernst & Young's reports, issued prior to the acquisition, on the Company's financial statements for each of the preceding two fiscal years ended December 31, 1997 and 1998, were unqualified. During those fiscal years, and in the period since January 1, 1999, there were no disagreements between Primus and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in its reports issued prior to the acquisition.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          16.01 - Letter from Ernst & Young LLP regarding change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PRIMUS KNOWLEDGE SOLUTIONS, INC.


Date:  December 20, 1999           /s/ Elizabeth J. Huebner
                                   --------------------------------------
                                   Elizabeth J. Huebner
                                   Executive Vice President and Chief
                                   Financial Officer

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